Exhibit 99.1

BUILD-A-BEAR WORKSHOP REPORTS SECOND QUARTER AND FIRST HALF FISCAL 2024 RESULTS AND REAFFIRMS ANNUAL GUIDANCE

ST. LOUIS, MO (August 29, 2024) – Build-A-Bear Workshop, Inc. (NYSE: BBW) today announced results for the second quarter of fiscal year 2024 ended August 3, 2024.

●	Second quarter revenues were $111.8 million, an increase of 2.4%, pre-tax income was $11.5 million, an increase of 10.2%, and diluted earnings per share was $0.64, an increase of 12.3%
●	The Company reiterates its fiscal 2024 guidance with expectations for growth in total revenues and pre-tax income, as well as net new unit growth of at least 50 experience locations globally
●	Through first half fiscal 2024, the Company returned $23.9 million to shareholders through share repurchases and quarterly dividends

“With increasing momentum for our experience locations starting in the second quarter, and continuing into August, and with strong improvement in web demand on a third quarter-to-date basis, we remain confident in our annual guidance,” commented Sharon Price John, President and Chief Executive Officer of Build-A-Bear Workshop. “As the year progresses, we intend to stay focused on leveraging the power of the Build-A-Bear brand while driving profitable growth, and believe our omni-channel integration initiatives, combined with new global experience locations across our corporately-operated, partner-operated, and franchise store models, will continue to provide key opportunities to deliver on our stated objectives."

Voin Todorovic, Chief Financial Officer of Build-A-Bear Workshop added, “The Company grew total revenues, even with what we believe to be transitory web demand challenges, resulting in the most profitable second quarter in our history, and demonstrating the sustainability of our transformed business model. In conjunction with Build-A-Bear’s strong cash flow generation, and our confidence in the company's continued financial performance, year to date we have repurchased more than 5% of the shares outstanding at the start of fiscal 2024."

Second Quarter Fiscal 2024 Results

(13 weeks ended August 3, 2024, compared to the 13 weeks ended July 29, 2023)

●	Total revenues were $111.8 million and increased 2.4%

o	Net retail sales were $103.5 million and in-line with last year
o	Consolidated e-commerce demand (online orders fulfilled from either the Company’s warehouse or its stores) decreased 28.2%
o	Commercial and international franchise revenues were a combined $8.3 million and increased 44.8%

●

Pre-tax income was $11.5 million, or 10.3% of total revenues, an increase of 70 basis points, driven primarily by a 50-basis-point increase in gross margin from an expansion in Commercial and Retail gross margins, and a 20-basis point improvement in Selling, General and Administrative (“SG&A”) expense, mainly from expense timing and leverage of corporate costs.

●	Diluted earnings per share (“EPS”) was $0.64, an increase of 12.3%, reflecting higher pretax income and a reduction in share count, partially offset by a higher tax rate.

●	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $15.0 million, an increase of 10.7%, and represented 13.4% of total revenues.

First Half Fiscal 2024 Results

(26 weeks ended August 3, 2024, compared to the 26 weeks ended July 29, 2023)

●	Total revenues were $226.5 million and decreased 1.2%

o	Net retail sales were $211.3 million and decreased 2.0%
o	Consolidated e-commerce demand (online orders fulfilled from either the Company’s warehouse or its stores) decreased 19.6%
o	Commercial and international franchise revenues were a combined $15.2 million and increased 10.9%

●

Pre-tax income was $26.6 million, or 11.7% of total revenues, a decrease of 130 basis points, driven by a 170-basis point increase in SG&A expense, mainly from marketing, higher wage rates, and general inflationary pressures, partially offset by a 40-basis-point benefit between gross margin expansion, primarily from an increase in Commercial gross margin, and an increase in interest income.

●	Diluted EPS was $1.46, a decline of 6.8%, reflecting lower pretax income and a higher tax rate, offset by a reduction in share count.

●	EBITDA was $33.3 million, a decrease of 7.4%, and represented 14.6% of total revenues.

Store Activity

For the quarter, the Company had net new unit growth of 17 global experience locations, comprised of four corporately-managed locations, ten partner-operated locations, and three franchise locations. At the end of the second quarter, Build-A-Bear had 548 global locations through a combination of its corporately-managed, partner-operated, and franchise models. Globally, this reflects 361 corporately-managed stores, 107 partner-operated stores, and 80 franchise stores.

Balance Sheet

At second quarter end, cash and cash equivalents totaled $25.2 million, a decrease of $7.4 million, or 22.7%, compared to $32.6 million at second quarter-end last year. The Company finished the quarter with no borrowings under its revolving credit facility.

For the second quarter and first half of fiscal 2024, capital expenditures totaled $3.3 million and $5.7 million, respectively.

Inventory at quarter end was $67.0 million, reflecting an increase of $0.7 million, or 1.0% compared to $66.3 million at second quarter-end last year, in line with our expectations. The Company remains comfortable with the level and composition of its inventory.

Return of Capital to Shareholders

For the second quarter, the Company utilized $9.1 million in cash to repurchase 341,621 shares of its common stock and paid a $2.7 million quarterly cash dividend to shareholders. For the first half of fiscal 2024, the Company utilized $18.2 million in cash to repurchase 685,027 shares of its common stock and paid $5.6 million in quarterly cash dividends to shareholders.

Since second quarter-end through August 28, the Company utilized $1.7 million in cash to repurchase an additional 63,667 shares of its common stock, with $6.2 million remaining under the Board authorized $50.0 million stock repurchase program adopted on August 31, 2022.

2024 Outlook

The Company reaffirms its fiscal 2024 outlook with expectations of delivering growth in total revenues and pre-tax income compared to our 53-week fiscal 2023:

●	Total revenue growth on a low-to-mid-single-digit percentage basis
●	Pre-tax income growth on a low-single-digit percentage basis

For comparative purposes, the company notes that the additional week in fiscal 2023 was approximately $7 million in total revenues with an estimated 35% flow-through to EBITDA.

For fiscal 2024, as compared to the 2023 non-GAAP 52-week year, the Company expects:

●	Total revenue growth on a mid-single-digit percentage basis
●	Pre-tax income growth on a mid-single-digit percentage basis

In addition, for fiscal 2024, the Company reaffirms its expectations as follows:

●	Net new unit growth of at least 50 experience locations, through a combination of corporately-managed, partner-operated, and franchised business models
●	Capital expenditures in the range of $18 million to $20 million
●	Depreciation and amortization in the range of $15 million to $16 million
●	Tax rate to approximate 26%, excluding discrete items

The Company’s guidance considers a variety of factors including anticipated ongoing inflationary pressures and increased freight costs. Additionally, the Company’s outlook assumes no further material changes in the macroeconomic or geopolitical environment, or relevant foreign currency exchange rates.

Note Regarding Non-GAAP Financial Measures

In this press release, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic income adjusted to exclude certain costs, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measure later in this document.

Webcast and Conference Call Information

At 9:00 AM ET today, Build-A-Bear Workshop will host a conference call with investors and financial analysts to discuss its financial results. The conference call will be webcast on Build-Bear’s Investor Relations website, https://ir.buildabear.com.

The dial-in number for the live conference call is (877) 407-3982 or (201) 493-6780 for international callers.  The access code is Build-A-Bear.  The call is expected to conclude by 10 AM ET.

A replay of the conference call webcast will be available in the investor relations website for one year. A telephone replay will be available beginning at approximately 1:00 p.m. ET on Thursday, August 29, 2024, until 11:59 p.m. ET on September 5, 2024. The telephone replay is available by calling (412) 317-6671 (toll/international) or (844) 512-2921 (toll free). The access code is 13747870.

About Build-A-Bear

Since its beginning in 1997, Build-A-Bear has evolved to become a beloved multi-generational brand focused on its mission to “add a little more heart to life” where guests of all ages make their own “furry friends” in celebration and commemoration of life moments. Guests create their own stuffed animals by participating in the stuffing, dressing, accessorizing, and naming of their own teddy bears and other plush toys based on the Company’s own intellectual property and in conjunction with a variety of best-in-class licenses. The hands-on and interactive nature of our more than 500 company-owned, partner-operated and franchise experience locations around the world, combined with Build-A-Bear’s pop-culture appeal, often fosters a lasting and emotional brand connection with consumers, and has enabled the Company to expand beyond its retail stores to include e-commerce sales on www.buildabear.com and non-plush branded consumer categories via out-bound licensing agreements with leading manufacturers, as well as the creation of engaging content via Build-A-Bear Entertainment (a subsidiary of Build-A-Bear Workshop, Inc.). The brand’s newest communications campaign, "The Stuff You Love," commemorates more than a quarter-century of creating cherished memories worldwide. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted consolidated total revenues of $486.1 million for fiscal 2023. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 18, 2024 and other periodic reports filed with the SEC which are incorporated herein.

All our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects, and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com

###

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	13 Weeks		13 Weeks
	Ended		Ended
	August 3,	% of Total	July 29,	% of Total
	2024	Revenues (1)	2023	Revenues (1)
Revenues:
Net retail sales	$103,455	92.5	$103,465	94.7
Commercial revenue	7,294	6.5	4,978	4.6
International franchising	1,049	1.0	782	0.7
Total revenues	111,798	100.0	109,225	100.0
Cost of merchandise sold:
Cost of merchandise sold - retail (1)	47,607	46.0	47,710	46.1
Cost of merchandise sold - commercial (1)	3,008	41.2	2,425	48.7
Cost of merchandise sold - international franchising (1)	614	58.5	454	58.1
Total cost of merchandise sold	51,229	45.8	50,589	46.3
Consolidated gross profit	60,569	54.2	58,636	53.7

Selling, general and administrative expense	49,212	44.0	48,324	44.2
Interest (income) expense, net	(188)	(0.2)	(167)	(0.2)
Income before income taxes	11,545	10.3	10,479	9.6
Income tax expense	2,767	2.5	2,141	2.0
Net income	$8,778	7.9	$8,338	7.6

Income per common share:
Basic	$0.64		$0.58
Diluted	$0.64		$0.57
Shares used in computing common per share amounts:
Basic	13,665,958		14,419,365
Diluted	13,685,801		14,500,971

(1)

Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold - retail, cost of merchandise sold - commercial and cost of merchandise sold - international franchising that are expressed as a percentage of net retail sales, commercial revenue and international franchising, respectively.  Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales, commercial revenue or international franchising and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands, except share and per share data)

	26 Weeks		26 Weeks
	Ended		Ended
	August 3,	% of Total	July 29,	% of Total
	2024	Revenues (1)	2023	Revenues (1)
Revenues:
Net retail sales	$211,323	93.2	$215,561	94.0
Commercial revenue	13,278	5.9	11,665	5.1
International franchising	1,927	0.9	2,049	0.9
Total revenues	226,528	100.0	229,275	100.0
Costs and expenses:
Cost of merchandise sold - retail (1)	97,022	45.9	98,614	45.7
Cost of merchandise sold - commercial (1)	5,541	41.7	5,783	49.6
Cost of merchandise sold - international franchising (1)	1,231	63.9	1,339	65.3
Total cost of merchandise sold	103,794	45.8	105,736	46.1
Consolidated gross profit	122,734	54.2	123,539	53.9

Selling, general and administrative expense	96,774	42.7	93,950	41.0
Interest expense (income), net	(614)	(0.3)	(243)	(0.1)
Income before income taxes	26,574	11.7	29,832	13.0
Income tax expense	6,337	2.8	6,886	3.0
Net income	$20,237	8.9	$22,946	10.0

Income per common share:
Basic	$1.47		$1.59
Diluted	$1.46		$1.57
Shares used in computing common per share amounts:
Basic	13,795,958		14,438,611
Diluted	13,845,309		14,630,089

(1)

Selected statement of operations data expressed as a percentage of total revenues, except cost of merchandise sold - retail, cost of merchandise sold - commercial and cost of merchandise sold - international franchising that are expressed as a percentage of net retail sales, commercial revenue and international franchising, respectively.  Percentages will not total due to cost of merchandise sold being expressed as a percentage of net retail sales, commercial revenue or international franchising and immaterial rounding.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)

	August 3,	February 3,	July 29,
	2024	2024	2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$25,163	$44,327	$32,642
Inventories, net	66,977	63,499	66,329
Receivables, net	12,075	8,569	13,120
Prepaid expenses and other current assets	13,258	11,377	11,898
Total current assets	117,473	127,772	123,989

Operating lease right-of-use asset	94,158	73,443	70,915
Property and equipment, net	53,303	55,262	50,435
Deferred tax assets	8,694	8,682	6,828
Other assets, net	5,831	7,166	6,246
Total Assets	$279,459	$272,325	$258,413

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,542	$16,170	$15,598
Accrued expenses	13,343	19,954	28,347
Operating lease liability short term	30,110	25,961	27,194
Gift cards and customer deposits	15,828	18,134	18,305
Deferred revenue and other	3,490	3,514	4,444
Total current liabilities	80,313	83,733	93,888

Operating lease liability long term	71,993	57,609	55,368
Other long-term liabilities	1,362	1,321	1,291

Stockholders' equity:
Common stock, par value $0.01 per share	136	142	145
Additional paid-in capital	62,831	66,330	66,773
Accumulated other comprehensive loss	(11,913)	(12,082)	(12,017)
Retained earnings	74,737	75,272	52,965
Total stockholders' equity	125,791	129,662	107,866
Total Liabilities and Stockholders' Equity	$279,459	$272,325	$258,413

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Unaudited Selected Financial and Store Data
(dollars in thousands)

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	August 3,	July 29,	August 3,	July 29,
	2024	2023	2024	2023

Other financial data:

Retail gross margin ($) (1)	$55,848	$55,755	$114,301	$116,947
Retail gross margin (%) (1)	54.0%	53.9%	54.1%	54.3%
Capital expenditures (2)	$3,270	$3,073	$5,700	$6,138
Depreciation and amortization	$3,636	$3,229	$7,294	$6,309

Store data (3):
Number of corporately-managed retail locations at end of period
North America			321	314
Europe			40	37
Total corporately-managed retail locations			361	351

Number of franchised stores at end of period			80	64

Number of third-party retail locations at end of period			107	76

Corporately-managed store square footage at end of period (4)
North America			730,408	726,857
Europe			55,535	52,763
Total square footage			785,943	779,620

(1)

Retail gross margin represents net retail sales less cost of merchandise sold - retail.  Retail gross margin percentage represents retail gross margin divided by net retail sales. Store impairment is excluded from retail gross margin.

(2)	Capital expenditures represents cash paid for property, equipment, and other assets.
(3)	Excludes e-commerce. North American stores are located in the United States and Canada. In Europe, stores are located in the United Kingdom and Ireland. Seasonal locations not included in store count.
(4)

Square footage for stores located in North America is leased square footage.  Square footage for stores located in Europe is estimated selling square footage. Seasonal locations not included in the store count.

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP figures
(dollars in thousands)

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	August 3,	July 29,	August 3,	July 29,
	2024	2023	2024	2023
Income before income taxes (pre-tax)	$11,545	$10,479	$26,574	$29,832
Interest (income) expense, net	(188)	(167)	(614)	(243)
Depreciation and amortization expense	3,636	3,229	7,294	6,309
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$14,993	$13,541	$33,254	$35,898